Exhibit 3.61

BY-LAWS

of

WORLD COLOR HALLIDAY CORP.
(f/k/a ARCATA GRAPHICS HALLIDAY)

(a California corporation)

Article I

OFFICES

Section 1.1                                    Principal Office.  The principal office for the transaction of the business of the corporation shall be in the County of San Mateo, State of California.  The Board of Directors is hereby granted full power and authority to fix the location of and to change said principal office from one location to another in said County.

Section 1.2                                    Other Offices.  One or more branch or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.

Article II

DIRECTORS

Section 2.1                                    Exercise of Corporate Powers.  Except as otherwise provided by these By-Laws, by the Articles of Incorporation of the corporation or by the laws of the State of California now or hereafter in force, all corporate powers of the corporation shall be vested in and exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors.

Section 2.2                                    Number.  The number of the corporation’s directors shall be the number thereof stated in the Articles of Incorporation of the corporation until changed by (a) an amendment of the Articles of Incorporation or (b) an amendment of this Section 2.2 adopted by the shareholders of the corporation.

Section 2.3                                    Need Not Be Shareholders.  The directors of the corporation need not be shareholders of the corporation.

Section 2.4                                    Compensation.  Directors shall not receive any stated salary or compensation for their services as directors, but, by resolution of the Board of Directors a fixed fee with or without expenses of attendance may be allowed from time to time for attendance at each meeting.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 2.5                                    Election and Term of Office.  The directors shall be elected annually by the shareholders at the annual meeting of the shareholders; provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose.  The term of office of the directors shall begin immediately after their election and shall continue until the next annual meeting of the shareholders and until their respective successors are elected.

Section 2.6                                    Vacancies.  A vacancy or vacancies in the Board of Directors shall exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director is elected, to elect the full authorized number of directors to be voted for at that meeting.  The Board of Directors may declare vacant the office of a director if he is declared of unsound mind by an order of court or finally convicted of a felony or if, within 60 days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors.  Vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.  The shareholders may elect a director at any time to fill any vacancy not filled by the directors or to supersede a director elected by the directors.  If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors or the shareholders may elect a successor to take office when the resignation becomes effective.  A reduction of the authorized number of directors shall not remove any director prior to the expiration of his term of office.

Section 2.7                                    Removal.  The entire Board of Directors or any individual director may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; provided that, unless the entire Board of Directors is removed, an individual director shall not be removed if the number of shares voted against the resolution for his removal exceeds the quotient arrived at when the total number of outstanding shares entitled to vote is divided by one plus the authorized number of directors.  If any or all directors are so removed, new directors may be elected at the same meeting.  If at any time a class or series of shares is entitled to elect one or more directors under authority granted by the Articles of Incorporation of the corporation, the provisions of this Section 2.7 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

Section 2.8                                    Powers and Duties.  Without limiting the generality or extent of the general corporate powers provided by Section 2.1 of these By-Laws to be exercised by the Board of Directors, it is hereby provided that the Board of Directors shall have full power with respect to the following matters:

(a)                                 To purchase, lease and acquire any and all kinds of property, real, personal or mixed, and at its discretion to pay therefor in money, in property and/or in stocks, bonds, debentures or other securities of the corporation.

(b)                                 To enter into any and all contracts and agreements which in its judgment may be beneficial to the interests and purposes of the corporation.

(c)                                  To fix and determine and to vary from time to time the amount or amounts to be set aside or retained as surplus, reserve funds, or as working capital of the corporation or for maintenance, repairs, replacements or enlargements of its properties.

(d)                                 To declare and pay dividends in cash, shares and/or property out of any funds of the corporation at the time legally available for the declaration and payment of dividends on its shares.

(e)                                  To adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the corporation as it may deem proper.

(f)                                   To prescribe the manner in which and the person or persons by whom any or all of the checks, drafts, notes, bills of exchange, contracts and other corporate instruments shall be executed.

(g)                                  To accept resignations of directors; to declare vacant the office of a director as provided in Section 2.6 hereof; to remove directors as provided in Section 2.7 hereof; and, in case of any vacancy from any cause whatsoever in the office of directors, to fill the same as provided in Section 2.6 hereof.

(h)                                 To create offices in addition to those for which provision is made by law or by these By-Laws; to elect and remove at pleasure all officers of the corporation, fix their terms of office, prescribe their powers and duties, limit their authority and fix their salaries in any way it may deem advisable which is not contrary to law or these By-Laws; and, if it sees fit, to require from the officers or any of them security for faithful service.

(i)                                     To designate some person to perform the duties and exercise the powers of any officer of the corporation during the temporary absence or disability of such officer.

(j)                                    To appoint or employ and to remove at pleasure such agents and employees as it may see fit, to prescribe their titles, powers and duties, limit their authority and fix their salaries in any way it may deem advisable which is not contrary to law or these By-Laws; and, if it sees fit, to require from them or any of them security for faithful performance.

(k)                                 To fix a time in the future which shall not be more than 50 days prior to the date of the meeting or event for the purposes for which it is fixed, as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares; and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid.  The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

(l)                                     To change the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Section 1.1 hereof; to fix and locate from time to time one or more branch or other subordinate offices of the corporation within or without the State of California as provided in Section 1.2 hereof; to designate any place within or without the State of California for the holding of any meeting or meetings of the shareholders or the Board of Directors as provided in Sections 10.1 and 11.1 hereof; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates for shares and to alter the form of such seal and of such certificates from time to time as in its judgment it may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

(m)                             To authorize the issue of shares of stock of the corporation in accordance with the laws of the State of California and the Articles of Incorporation of the corporation.

(n)                                 Subject to the limitation provided in Section 14.2 hereof, to adopt, amend or repeal from time to time and at any time these By-Laws and any and all amendments of the same.

(o)                                 To borrow money, and incur indebtedness of the corporation, including the power and authority to borrow money from any of the shareholders, directors or officers of the corporation, and to cause to be executed and delivered therefor in the corporate name promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor, and the note or other obligation given for any indebtedness of the corporation, signed officially by any officer or officers thereunto duly authorized by the Board of Directors shall be binding on the corporation.

(p)                                 Generally to do and perform every act and thing whatever that may pertain to the office of a director or to a board of directors.

Article III

OFFICERS

Section 3.1                                    Election and Qualifications.  The officers of this corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer who shall be chosen by the Board of Directors and such other officers, including a Chairman of the Board of Directors, as the Board of Directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe.  Any two or more of such offices except those of President and Secretary may be held by the same person.  Any Vice President, Assistant Treasurer or Assistant Secretary, respectively, may exercise any of the powers of the President, the Treasurer, or the Secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon him by the By-Laws or the Board of Directors.

Section 3.2                                    Term of Office and Compensation.  The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure.

Section 3.3                                    Removal and Vacancies.  Any officer of the corporation may be removed at the pleasure of the Board of Directors at any meeting or by vote of shareholders entitled to exercise the majority of voting power of the corporation at any meeting.  If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until his successor is duly chosen and qualified.

Article IV

CHAIRMAN OF THE BOARD

Section 4.1                                    Powers and Duties.  The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

Article V

PRESIDENT

Section 5.1                                    Powers and Duties.  The powers and duties of the President are:

(a)                                 To act as the chief executive officer of the corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the corporation.

(b)                                 To preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.

(c)                                  To call meetings of the shareholders and also of the Board of Directors to be held at such times and, subject to the limitations prescribed by law or by these By-Laws, at such places as he shall deem proper.

(d)                                 To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of the corporation, to sign certificates for shares of stock of the corporation and, subject to the direction of the Board of Directors, to have general charge of the property of the corporation and to supervise and control all officers, agents and employees of the corporation.

Section 5.2                                    President pro tem.  If neither the Chairman of the Board, the President, nor any Vice President is present at any meeting of the Board of Directors, a President pro tem may be chosen to preside and act at such meeting.  If neither the President nor any Vice President is present at any meeting of the shareholders, a President pro tem may be chosen to preside at such meeting.

Article VI

VICE PRESIDENT

Section 6.1                                    Powers and Duties.  In case of the absence, disability or death of the President, the Vice President, or one of the Vice Presidents, shall exercise all his powers and perform all his duties.  If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors.  The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

Article VII

SECRETARY

Section 7.1                                    Powers and Duties.  The powers and duties of the Secretary are:

(a)                                 To keep a book of minutes at the principal office of the corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

(b)                                 To keep the seal of the corporation and to affix the same to all instruments which may require it.

(c)                                  To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(d)                                 To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e)                                  To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 12.4 hereof.

(f)                                   To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone.  In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the corporation.

(g)                                  Generally to do and perform all such duties as pertain to his office and as may be required by the Board of Directors.

Article VIII

TREASURER

Section 8.1                                    Powers and Duties.  The powers and duties of the Treasurer are:

(a)                                 To supervise and control the keeping and maintaining of adequate and correct accounts of the corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.  Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.  The books of account shall at all reasonable times be open to inspection by any director.

(b)                                 To have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation and, at his discretion, to cause any or all thereof to be deposited for the account of the corporation with such depositary as may be designated from time to time by the Board of Directors.

(c)                                  To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the corporation.

(d)                                 To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

(e)                                  To render to the President and to the Board of Directors, whenever they may require, accounts of all transactions as Treasurer and of the financial condition of the corporation.

(f)                                   Generally to do and perform all such duties as pertain to his office and as may be required by the Board of Directors.

Article IX

EXECUTIVE COMMITTEE

Section 9.1                                    Appointment and Procedure.  The Board of Directors may appoint from among its members an Executive Committee of three or more members.  The Executive Committee may make its own rules of procedure and shall meet as provided by such rules or by a resolution adopted by the Board of Directors.  A majority shall constitute a quorum, and in every case the affirmative vote of a majority of all members of the Committee shall be necessary to the adoption of any resolution.

Section 9.2                                    Powers.  During the intervals between the meetings of the Board of Directors, the Executive Committee, in all cases in which specific directions shall not have been given by the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation (except the power to declare dividends and to adopt, amend, or repeal by-laws) in such manner as the Committee may deem best for the interests of the corporation.

Article X

MEETINGS OF SHAREHOLDERS

Section 10.1                             Place of Meetings.  Meetings (whether regular, special or adjourned) of the shareholders of the corporation shall be held at the principal office for the transaction of business as specified in accordance with Section 1.1 hereof, which is hereby designated as an office for such purpose in accordance with the laws of the State of California, or at any place within or without the State which may be designated by written consent of all the shareholders entitled to vote thereat, or which may be designated by the Board of Directors.  Any meeting shall be valid wherever held if held by the written consent of all the shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

Section 10.2                             Annual Meetings.  The annual meeting of the shareholders shall be held at the hour of 11:15 o’clock in the forenoon on the last Wednesday in October in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday.  Such annual meetings shall be held at the principal office for the transaction of business as specified in accordance with Section 1.1 hereof unless notice of the place thereof be given in the same manner as for special meetings.  Said annual meetings shall be held for the purpose of the election of directors, for the making of reports of the affairs of the corporation and for the transaction of such other business as may come before the meeting.  Notice of the annual meetings is hereby dispensed with, provided that written notice of the general nature of the business to be transacted or proposal to be acted upon shall be given as in the case of special meetings before action may be taken on:  (a) a proposal to sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all the property or assets of the corporation except under Section 3900 of the Corporations Code of the State of California; (b) a proposal to merge or consolidate with another corporation, domestic or foreign; (c) a proposal to reduce the stated capital of the corporation; (d) a proposal to amend the Articles of Incorporation of the corporation; (e) a proposal to wind up and dissolve the corporation; or (f) a proposal to adopt a plan of distribution of shares, securities or any consideration other than money in the process of winding up the corporation.

Section 10.3                             Special Meetings.  Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President or by the Board of Directors, or by two or more members thereof, or by one or more shareholders holding not less than one-fifth of the voting power of the corporation.  Upon request in writing by registered mail to the President, Vice President or Secretary, or delivered to any such officer in person, by any persons entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time fixed by such officer, not less than 10 nor more than 60 days after the receipt of such request.

Section 10.4                             Notice of Special Meetings.  Notice of any special meeting of shareholders shall be given in writing to shareholders entitled to vote by the Secretary or an Assistant Secretary, or other person charged with that duty, or if there be no such officer or person, or in case of his neglect or refusal, by any director or shareholder.  A notice may be given by the corporation to any shareholder, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice.  If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located.  Any notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, and addressed as hereinbefore provided.  Notice of any special meeting of shareholders shall be sent to each shareholder entitled thereto not less than seven (7) days before such meeting.  Notice of any meeting of shareholders, when required, shall specify the place, the day and the hour of the meeting, and, in the case of special meetings, the general nature of the business to be transacted.

Section 10.5                             Consent to Shareholders’ Meetings.  The transactions of any meeting of shareholders, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Any action which may be taken at a meeting of the shareholders, except approval of an agreement for merger or consolidation of the corporation with any other corporation, may be taken without a meeting if authorized by a writing signed by all of the shareholders who would be entitled to vote upon such action at a meeting and filed with the Secretary of the corporation.

Section 10.6                             Quorum.  The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business.  Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 10.7                             Adjourned Meetings.  Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, except as provided in Section 10.6 hereof, in the absence of a quorum no other business may be transacted at such meeting.  When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original special meeting.  Save as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

Section 10.8                             Voting Rights.  Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day three days prior to any meeting of shareholders, or, if some other day be fixed for the determination of shareholders of record, then on such other day, shall be entitled to vote at such meeting.  In the absence of any contrary provision in the Articles of Incorporation or in any statute relating to the election of directors or to other particular matters, each such person shall be entitled to one vote for each share.

Section 10.9                             Written Consents.  When written consents are given with respect to any shares, they shall be given by and accepted from the persons in whose names such shares stand on the books of the corporation at the time such respective consents are given, or their proxies.  Any shareholder giving a written consent, or his proxy, or his transferee or personal representative, or their respective proxies, may revoke the same prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter.

Section 10.10                      Elections for Directors.  Every shareholder entitled to vote at any election for directors of the corporation may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit.  The candidates receiving the highest number of votes up to the number of directors to be elected shall be and be declared elected.  Elections for directors need not be by ballot except upon demand made by a shareholder at the election and before the voting begins.

Section 10.11                      Proxies.  Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation; provided, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Article XI

MEETINGS OF DIRECTORS

Section 11.1                             Place of Meetings.  Meetings (whether regular, special or adjourned) of the Board of Directors of this corporation shall be held at the principal office of the corporation for the transaction of business, as specified in accordance with Section 1.1 hereof, which is hereby designated as an office for such purpose in accordance with the laws of the State of California, or at any other place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.  Any meeting shall be valid wherever held, if held upon the written consent of all members of the Board of Directors given either before or after the meeting and filed with the Secretary of the corporation.

Section 11.2                             Regular Meetings.  Regular meetings of the Board of Directors, of which no notice need be given except as required by the laws of the State of California, shall be held after the adjournment of each annual meeting of the shareholders (which meeting shall be designated the Regular Annual Meeting) and at such other times as may be designated from time to time by resolution of the Board of Directors.  Such regular meetings shall be held at the principal office of the corporation for the transaction of business as specified in accordance with Section 1.1 hereof, unless notice of the place thereof be given in the same manner as for special meetings.

Section 11.3                             Special Meetings.  Special meetings of the Board of Directors may be called at any time by the President or by any Vice President or by any two or more of the directors.

Section 11.4                             Notice of Special Meetings.  Except in the case of regular meetings, notice of which has been dispensed with, written notice of the time and place of the meetings of the Board of Directors shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, at least twenty-four (24) hours before the meeting.  If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held.  Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 11.5                             Quorum.  A majority of the authorized number of directors shall constitute a quorum of the Board for the transaction of business.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section 11.6                             Waiver of Notice and Consent.  The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, and if either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting, or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11.7                             Action Without a Meeting.  Any action required or permitted to be taken by the Board of Directors under any provision of Division 1 of Title I of the Corporations Code of the State of California may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board.  Such action by written consent shall have the same force and effect as the unanimous vote of such directors.  Any certificate or other document filed under any provision of said Division which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting, and that the By-Laws authorize the directors to so act.

Article XII

SUNDRY PROVISIONS

Section 12.1                             Instruments in Writing.  All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate.  No officer, agent, or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by these By-Laws or by the Board of Directors.

Section 12.2                             Fiscal Year.  The fiscal year of this corporation shall be the period beginning July 1 and ending June 30.

Section 12.3                             Shares Held by the Corporation.  Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by any officer of this corporation authorized so to do by resolution of the Board of Directors.

Section 12.4                             Certificates of Stock.  There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares.  Every such certificate shall be either (a) signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation and countersigned by a transfer agent of the corporation (if the corporation shall then have a transfer agent) and registered by a registrar of the shares of capital stock of the corporation (if the corporation shall then have a registrar); or (b) authenticated by facsimiles of the signatures of the President and Secretary of the corporation or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary and countersigned by a transfer agent of the corporation and registered by a registrar of the shares of the capital stock of the corporation.

Section 12.5                             Lost Certificates.  Where the owner of any certificate for shares of the capital stock of the corporation claims that the certificate has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place of the original certificate if the owner (a) so requests before the corporation has notice that the original certificate has been acquired by a bona fide purchaser, and (b) files with the corporation an indemnity bond in such form and in such amount as shall be approved by the President or a Vice President of the corporation, and (c) satisfies any other reasonable requirements imposed by the corporation.  The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 12.6                             Certification and Inspection of By-Laws.  The corporation shall keep in its principal office for the transaction of business the original or a copy of these By-Laws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Article XIII

CONSTRUCTION OF BY-LAWS WITH
REFERENCE TO PROVISIONS OF LAW

Section 13.1                             By-Law Provisions Additional and Supplemental to Provisions of Law.  All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

Section 13.2                             By-Law Provisions Contrary to or Inconsistent with Provisions of Law.  Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which, upon being construed in the manner provided in Section 13.1 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, sub-division, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

Article XIV

ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS

Section 14.1                             By Shareholders.  By-Laws may be adopted, amended or repealed by the vote or written assent of shareholders entitled to exercise a majority of the voting power of the corporation.

Section 14.2                             By the Board of Directors.  Subject to the right of shareholders to adopt, amend or repeal By-Laws, By-Laws other than a By-Law or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the Board of Directors.  A By-Law adopted by the shareholders may limit or restrict the power of the directors to adopt, amend or repeal By-Laws, or may deprive them of the power.